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EXHIBIT 23.1  CONSENT OF ERNST & YOUNG LLP.


                       CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-90802) pertaining to Software Artistry's Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 33-90808) pertaining to Software Artistry's Nonstatutory Stock Option Incentive Plan and in the Registration Statement (Form S-8 No. 33-32830) pertaining to Software Artistry's 1996 Employee Stock Purchase Plan of our report dated January 27, 1997, with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



/s/ Ernst & Young LLP
March 17, 1997







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